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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Sapient Corporation:

We consent to incorporation by reference in this registration statement on Form S-3 of Sapient Corporation of our report dated January 22, 1999, with respect to the consolidated balance sheets of Sapient Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of Sapient Corporation.

We consent to incorporation by reference in this registration statement on Form S-3 of Sapient Corporation of our report dated April 16, 1999, with respect to the supplemental consolidated balance sheets of Sapient Corporation and subsidiaries as of December 31, 1998 and 1997, and the related supplemental consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Supplemental Consolidated Financial Statements on Form 8-K of Sapient Corporation.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


                                                     /s/ KPMG Peat Marwick LLP

                                                     KPMG PEAT MARWICK LLP


Boston, Massachusetts
April 22, 1999